HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
February 20, 2008

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to five separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Principal Amount: $1,000.00 per note
•     Offering Period End Date: [February 20, 2008 at 4:00 pm, New York City time]
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: February 20, 2008
•     Issue Date: February 25, 2008.
•     Interest Payment Dates: The 25th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on March 25, 2008 and ending on, and including, the maturity date.

•     Final Price: The market price of the reference asset on the final valuation date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.
•     Ratings: The notes themselves do not bear an independent rating; however, HSBC USA Inc. has a rating of "AA-" from Standard and Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc., and "Aa3" from Moody's Investors Service.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	INITIAL PRICE(1)	BARRIER LEVEL	BARRIER PRICE(2)	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (4)	PROCEEDS TO US PER / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)	MATURITY DATE(6)
INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)	10.06%	$105.00	70.00%	$73.5000	TBD	9.5238	TBD	TBD	4042K0KB0 / [●]	August 20, 2008	August 25, 2008
CATERPILLAR INC. (CAT)	9.52%	$70.40	70.00%	$49.2800	TBD	14.2045	TBD	TBD	4042K0KC8 / [●]	August 20, 2008	August 25, 2008
THE PROCTER & GAMBLE COMPANY (PG)	8.86%	$66.35	80.00%	$53.0800	TBD	15.0716	TBD	TBD	4042K0KD6 / [●]	August 20, 2008	August 25, 2008
TOOTSIE ROLL INDUSTRIES, INC. (TR)	8.82%	$24.37	71.00%	$17.3027	TBD	41.0341	TBD	TBD	4042K0KE4 / [●]	August 20, 2008	August 25, 2008
BERKSHIRE HATHAWAY INC. (BRK/B)	8.66%	$4790.00	85.00%	$4,071.5000	TBD	0.2088	TBD	TBD	4042K0KF1 / [●]	August 20. 2008	August 25, 2008
(1)The initial price is determined by the calculation agent and may not represent the market price (as defined herein) or intra-day prices (as defined herein) of the reference asset on the initial valuation date. In connection with our normal business practices or in connection with hedging our obligations under the notes, we and our affiliates may from time to time buy or sell the reference asset, an instrument or instruments linked to the reference asset, similar instruments, or derivative instruments relating to such an instrument or instruments. These trading activities or our hedging strategies could affect the method in which the calculation agent determines the initial price of the notes on the initial valuation date.
(2) The barrier price represents the product of the initial price multiplied by the barrier level.
(3) The physical delivery amount will be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset. Any fractional shares will be paid in cash.
(4) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(5) Final valuation date is subject to adjustment as described in the product supplement.
(6) Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. February 20, 2008

GENERAL TERMS

This free writing prospectus relates to five separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm

•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

4.	The initial price is determined by the calculation agent and may not represent the market price or intra-day prices of the reference asset.

The initial price of the reference asset, which is used to determine the barrier price and against which the final price of the reference asset is measured for the purposes of determining the principal payment at maturity, will be determined by the calculation agent on the initial valuation date and may not be based on the official closing price or intra-day prices (as defined below) of the reference asset on the initial valuation date. Additionally, the calculation agent will make certain other determinations and judgments in connection with the notes. Because the calculation agent could be us or one of our affiliates, the calculation agent may have economic interests that are adverse to the interests of note holders.

In connection with our normal business practices or in connection with hedging our obligations under the notes, we and our affiliates may from time to time buy or sell the reference asset, an instrument or instruments linked to the reference asset, similar instruments, or derivative instruments relating to such an instrument or instruments. These trading activities or our hedging strategies could affect the method in which the calculation agent determines the initial price of the notes on the initial valuation date.

“Intra-day price” means as of any scheduled trading day, each sales price of the reference asset comprising part of the consolidated last sale information of each transaction report disseminated pursuant to an effective national market system plan under the Securities Exchange Act of 1934, as amended.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

FWP-3

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through December 31, 2007 and for the period from January 2, 2008 through February 19, 2008. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•          If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;
•          If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
•          If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

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INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

Description of INTERNATIONAL BUSINESS MACHINES CORPORATION

According to publicly available information, INTERNATIONAL BUSINESS MACHINES CORPORATION ("IBM") engages in the development and manufacture of the advanced information technologies, including computer systems, software, storage systems, and microelectronics. IBM operates in three segments: Systems and Financing, Software, and Services. IBM serves banking, insurance, education, government, healthcare, life sciences, aerospace and defense, automotive, chemical and petroleum, electronics, distribution, and communication markets.

IBM's SEC file number is 1-2360.

Historical Performance of IBM

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	99.10	89.10	91.38
June 30, 2005	91.76	71.87	74.20
September 30, 2005	85.10	74.16	80.22
December 30, 2005	89.94	78.71	82.20
March 31, 2006	85.00	78.93	82.47
June 30, 2006	84.45	76.07	76.82
September 29, 2006	83.79	72.80	81.94
December 29, 2006	97.88	81.56	97.15
March 30, 2007	100.90	88.77	94.26
June 29, 2007	108.04	93.92	105.25
September 28, 2007	118.89	104.58	117.80
December 31, 2007	121.45	99.27	108.10
January 2, 2008 through February 19, 2008	109.39	97.04	105.20

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.06 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	IBM

Initial Price:	USD 105.00

Barrier Level:	70.00%

Barrier Price:	USD 73.5000

Interest Rate:	10.06 per cent per annum

Physical Delivery Amount:	9.5238 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE N OTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.03%		100.00%
+	90%	5.03%		90.00%
+	80%	5.03%		80.00%
+	70%	5.03%		70.00%
+	60%	5.03%		60.00%
+	50%	5.03%		50.00%
+	40%	5.03%		40.00%
+	30%	5.03%		30.00%
+	20%	5.03%		20.00%
+	10%	5.03%		10.00%
	0%	5.03%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.97%	5.03%	-10.00%
-	20%	-14.97%	5.03%	-20.00%
-	30%	-24.97%	5.03%	-30.00%
-	40%	-34.97%	N/A	-40.00%
-	50%	-44.97%	N/A	-50.00%
-	60%	-54.97%	N/A	-60.00%
-	70%	-64.97%	N/A	-70.00%
-	80%	-74.97%	N/A	-80.00%
-	90%	-84.97%	N/A	-90.00%
-	100%	-94.97%	N/A	-100.00%

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CATERPILLAR INC. (CAT)

Description of CATERPILLAR INC.

According to publicly available information, CATERPILLAR INC. (“Caterpillar”) manufactures construction and mining equipment, diesel and natural gas engines, and industrial gas turbines. Caterpillar operates in three business lines: Machinery, Engines, and Financial Products. The Machinery business designs, manufactures, markets, and sells construction, mining, and forestry machinery, such as track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telescopic handlers, skid steer loaders, and related parts. The Engines business line designs, manufactures, markets, and sells engines for the company’s machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural, and other applications; and related parts. The Financial Products business includes provision of various financing alternatives to customers and dealers for the company’s machinery and engines, solar gas turbines, and other equipment and marine vessels.

Caterpillar’s SEC file number is 001-768.

Historical Performance of Caterpillar

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	49.98	43.22	45.72
June 30, 2005	51.49	41.35	47.66
September 30, 2005	59.87	47.43	58.75
December 30, 2005	59.84	48.30	57.77
March 31, 2006	77.20	57.05	71.81
June 30, 2006	82.00	64.41	74.48
September 29, 2006	75.43	62.09	65.80
December 29, 2006	70.91	58.85	61.33
March 30, 2007	68.43	57.98	67.03
June 29, 2007	82.88	65.87	78.30
September 28, 2007	87.00	70.59	78.43
December 31, 2007	82.74	67.00	72.56
January 2, 2008 through February 19, 2008	72.65	60.01	70.40

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 9.52 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Caterpillar

Initial Price:	USD 70.40

Barrier Level:	70.00%

Barrier Price:	USD 49.2800

Interest Rate:	9.52 per cent per annum

Physical Delivery Amount:	14.2045 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.76%		100.00%
+	90%	4.76%		90.00%
+	80%	4.76%		80.00%
+	70%	4.76%		70.00%
+	60%	4.76%		60.00%
+	50%	4.76%		50.00%
+	40%	4.76%		40.00%
+	30%	4.76%		30.00%
+	20%	4.76%		20.00%
+	10%	4.76%		10.00%
	0%	4.76%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.24	4.76%	-10.00%
-	20%	-15.24%	4.76%	-20.00%
-	30%	-25.24%	4.76%	-30.00%
-	40%	-35.24%	N/A	-40.00%
-	50%	-45.24%	N/A	-50.00%
-	60%	-55.24%	N/A	-60.00%
-	70%	-65.24%	N/A	-70.00%
-	80%	-75.24%	N/A	-80.00%
-	90%	-85.24%	N/A	-90.00%
-	100%	-95.24%	N/A	-100.00%

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THE PROCTER & GAMBLE COMPANY (PG)

Description of THE PROCTER & GAMBLE COMPANY

According to publicly available information, THE PROCTER & GAMBLE COMPANY ("Procter & Gamble") together with its subsidiaries, provides branded consumer goods products. Procter & Gamble operates through three global business units (GBU): Beauty, Health and Well-Being, and Household Care. Beauty GBU consists of Beauty and Grooming segments. Health and Well-Being GBU includes the Health Care and Snacks, Coffee, and Pet Care segments. Household Care GBU consists of Fabric Care and Home Care and Baby Care and Family Care segments. Procter & Gamble sells its products in approximately 180 countries primarily through mass merchandisers, grocery stores, membership club stores, and drug stores.

Procter & Gamble's SEC file number is 1-434.

Historical Performance of Procter & Gamble

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	57.00	51.16	53.00
June 30, 2005	56.79	52.37	52.75
September 30, 2005	59.46	51.95	59.46
December 30, 2005	59.70	54.65	57.88
March 31, 2006	62.50	57.00	57.62
June 30, 2006	58.73	52.78	55.60
September 29, 2006	62.85	55.25	61.98
December 29, 2006	64.73	61.50	64.27
March 30, 2007	66.30	60.42	63.16
June 29, 2007	64.75	60.76	61.19
September 28, 2007	70.73	60.90	70.34
December 31, 2007	75.18	67.90	73.42
January 2, 2008 through February 19, 2008	73.81	63.30	66.33

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.86 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Procter & Gamble

Initial Price:	USD 66.35

Barrier Level:	80.00%

Barrier Price:	USD 53.0800

Interest Rate:	8.86 per cent per annum

Physical Delivery Amount:	15.0716 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.43%		100.00%
+	90%	4.43%		90.00%
+	80%	4.43%		80.00%
+	70%	4.43%		70.00%
+	60%	4.43%		60.00%
+	50%	4.43%		50.00%
+	40%	4.43%		40.00%
+	30%	4.43%		30.00%
+	20%	4.43%		20.00%
+	10%	4.43%		10.00%
	0%	4.43%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.57%	4.43%	-10.00%
-	20%	-15.57%	4.43%	-20.00%
-	30%	-25.57%	N/A	-30.00%
-	40%	-35.57%	N/A	-40.00%
-	50%	-45.57%	N/A	-50.00%
-	60%	-55.57%	N/A	-60.00%
-	70%	-65.57%	N/A	-70.00%
-	80%	-75.57%	N/A	-80.00%
-	90%	-85.57%	N/A	-90.00%
-	100%	-95.57%	N/A	-100.00%

FWP-7

TOOTSIE ROLL INDUSTRIES, INC. (TR)

Description of TOOTSIE ROLL INDUSTRIES, INC.

According to publicly available information, TOOTSIE ROLL INDUSTRIES, INC. (“Tootsie Roll”) through its subsidiaries, engages in the manufacture and sale of confectionery products. Tootsie Roll sells its products under the trademarks Tootsie Roll, Tootsie Roll Pops, Child's Play, Caramel Apple Pops, Charms, Blow-Pop, Blue Razz, Zip-A-Dee Pops, Cella's, Mason Dots, Mason Crows, Junior Mint, Charleston Chew, Sugar Daddy, Sugar Babies, Andes, Fluffy Stuff, Dubble Bubble, Razzles, Cry Baby, and Nik-L-Nip. Toosie Roll distributes its products through candy and grocery brokers to wholesale distributors of candy and groceries, supermarkets, variety stores, dollar stores, chain grocers, drug chains, discount chains, cooperative grocery associations, warehouse and membership club stores, vending machine operators, the U.S. military, and fund-raising charitable organizations.

Tootsie Roll’s SEC file number is 001-1361.

Historical Performance of Tootsie Roll

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	31.89	26.93	28.28
June 30, 2005	30.86	27.57	27.57
September 30, 2005	30.69	27.62	29.93
December 30, 2005	30.46	27.17	27.27
March 31, 2006	28.42	25.80	28.42
June 30, 2006	30.57	27.25	28.28
September 29, 2006	29.04	25.46	28.46
December 29, 2006	32.99	27.88	31.75
March 30, 2007	32.33	27.87	29.97
June 29, 2007	30.80	27.60	27.71
September 28, 2007	32.40	24.75	26.53
December 31, 2007	27.70	23.50	27.42
January 2, 2008 through February 19, 2008	27.35	23.89	24.37

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.82 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Tootsie Roll

Initial Price:	USD 24.37

Barrier Level:	71.00%

Barrier Price:	USD 17.3027

Interest Rate:	8.82 per cent per annum

Physical Delivery Amount:	41.0341 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.41%		100.00%
+	90%	4.41%		90.00%
+	80%	4.41%		80.00%
+	70%	4.41%		70.00%
+	60%	4.41%		60.00%
+	50%	4.41%		50.00%
+	40%	4.41%		40.00%
+	30%	4.41%		30.00%
+	20%	4.41%		20.00%
+	10%	4.41%		10.00%
	0%	4.41%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.59	4.41%	-10.00%
-	20%	-15.59%	4.41%	-20.00%
-	30%	-25.59%	N/A	-30.00%
-	40%	-35.59%	N/A	-40.00%
-	50%	-45.59%	N/A	-50.00%
-	60%	-55.59%	N/A	-60.00%
-	70%	-65.24%	N/A	-70.00%
-	80%	-75.59%	N/A	-80.00%
-	90%	-85.59%	N/A	-90.00%
-	100%	-95.59%	N/A	-100.00%

FWP-8

BERKSHIRE HATHAWAY INC. (BRK)

Description of BERKSHIRE HATHAWAY INC.

According to publicly available information, BERKSHIRE HATHAWAY INC. (“Berkshire Hathaway”) is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these are insurance businesses conducted on both a primary basis and a reinsurance basis. Berkshire Hathaway also owns and operates a number of other businesses engaged in a variety of activities. Berkshire Hathaway's insurance and reinsurance business activities are conducted through approximately 60 domestic and foreign-based insurance entities. Berkshire Hathaway's insurance businesses provide insurance and reinsurance of property and casualty risks worldwide and also reinsure life, accident and health risks worldwide. Berkshire Hathaway's insurance underwriting operations comprise four sub-groups: GEICO and its subsidiaries; General Re and its subsidiaries; Berkshire Hathaway Reinsurance Group (BHRG), and Berkshire Hathaway Primary Group. On May 22, 2006, Berkshire Hathaway acquired Applied Underwriters. In August 2006, its Fruit of the Loom, Inc. acquired Russell Corporation.

Berkshire Hathaway’s SEC file number is 001-14905.

Historical Performance of Berkshire Hathaway

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	3,067.00	2,805.00	2,856.00
June 30, 2005	2,947.00	2,733.00	2,783.50
September 30, 2005	2,847.90	2,612.00	2,731.00
December 30, 2005	3,031.53	2,728.00	2,935.50
March 31, 2006	3,013.00	2,860.00	3,012.00
June 30, 2006	3,098.00	2,839.10	3,043.00
September 29, 2006	3,238.00	2,978.00	3,174.00
December 29, 2006	3,825.00	3,165.00	3,666.00
March 30, 2007	3,688.00	3,460.00	3,640.00
June 29, 2007	3,679.50	3,538.00	3,605.00
September 28, 2007	4,000.00	3,558.00	3,952.00
December 31, 2007	5,059.00	3,949.00	4,736.00
January 2, 2008 through February 19, 2008	4,858.00	4,160.00	4,790.00

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.66 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.
Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Berkshire Hathaway

Initial Price:	USD 4790.00

Barrier Level:	85.00%

Barrier Price	USD 4071.5000

Interest Rate:	8.66 per cent per annum

Physical Delivery Amount:	.2088 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.33%		100.00%
+	90%	4.33%		90.00%
+	80%	4.33%		80.00%
+	70%	4.33%		70.00%
+	60%	4.33%		60.00%
+	50%	4.33%		50.00%
+	40%	4.33%		40.00%
+	30%	4.33%		30.00%
+	20%	4.33%		20.00%
+	10%	4.33%		10.00%
	0%	4.33%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.67	4.33%	-10.00%
-	20%	-15.67%	N/A	-20.00%
-	30%	-25.67%	N/A	-30.00%
-	40%	-35.67%	N/A	-40.00%
-	50%	-45.67%	N/A	-50.00%
-	60%	-55.67%	N/A	-60.00%
-	70%	-65.67%	N/A	-70.00%
-	80%	-75.67%	N/A	-80.00%
-	90%	-85.67%	N/A	-90.00%
-	100%	-95.67%	N/A	-100.00%

FWP-9